Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-E
news@cmegroup.com
http://cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Solid Fourth-Quarter 2009 Financial Results

•	GAAP diluted EPS of $3.04

•	Pro Forma diluted EPS of $3.37

•	GAAP operating margin of 60 percent

•	Pro forma operating margin of 61 percent

CHICAGO, February 4, 2010 – CME Group Inc. (NASDAQ: CME) today reported that fourth-quarter GAAP total revenues were $667 million and GAAP operating income was $402 million. Fourth-quarter net income on a GAAP basis was $203 million and diluted earnings per share on a GAAP basis were $3.04.

The 2009 GAAP results reflect the operations of Chicago Mercantile Exchange (CME), Board of Trade of the City of Chicago (CBOT) and New York Mercantile Exchange (NYMEX) and include reductions in net income of $22 million, consisting of an impairment charge of $24 million on our investment in the Dubai Mercantile Exchange (DME) and net favorable impacts to net income of $2 million related to the ERP settlement. The 2008 GAAP results reflect the operations of both CME and CBOT, as well as the results of NYMEX after August 22, 2008, when the acquisition closed.

Fourth-quarter pro forma non-GAAP diluted earnings per share were $3.37, down 6 percent compared with the prior-year period. All pro forma results reflect the operations of both CME Group and NYMEX as if they were combined for all periods reported, and fourth-quarter 2009 pro forma non-GAAP results exclude the impairment charge, ERP adjustment and other merger-related items. Despite challenging market conditions that persisted throughout 2009, fourth-quarter represented the company’s best quarterly revenue of the year. Total pro forma revenues decreased 4 percent from the prior year to $667 million, but increased $17 million from third-quarter 2009 revenues. Pro forma operating expenses decreased 2 percent to $258 million, compared with the same period last year.

Fourth-quarter pro forma results also included the highest quarterly operating income and net income of the year. Fourth-quarter operating income of $409 million decreased 5 percent from $430 million for the year-ago period, but increased $3 million from third-quarter 2009. Fourth-quarter 2009 operating margin was 61 percent, down slightly from the same period last year. Operating margin is defined as operating income as a percentage of total revenues. Fourth-quarter 2009 net income decreased 6 percent to $225 million, compared with fourth-quarter 2008, but increased $2 million from third-quarter 2009.

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, HuRLO products and credit default swap clearing.

Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of fourth-quarter and full-year 2009 pro forma results to GAAP results is included with the attached financial statements.

“Despite lingering market stress and a cyclical year-end slowdown, CME Group finished the fourth quarter with the strongest quarterly performance all year,” said CME Group Executive Chairman Terry Duffy. “We achieved the highest quarterly revenue, operating income and net income as some of our major markets began to rebound. For example, we saw more than 55 percent growth in FX and metals, and approximately 20 percent growth in interest rates and energy. Additionally, 2010 is off to a great start, reflected in January volume – our second highest volume month since the credit crisis began – and accompanied by a 21 percent rise in open interest versus this time last year.”

“The past year was marked by tremendous progress in spite of great challenges,” said CME Chief Executive Officer Craig Donohue. “We completed the NYMEX integration, continued providing best-in-class technology through the launch of a new data center, added personnel to serve customers in key markets globally, and expanded the range of our offerings worldwide – all while exercising strong expense discipline. As part of our efforts to grow internationally, we initiated relationships with Korea Exchange and Bursa Malaysia and strengthened our relationship with BM&FBOVESPA. We also launched credit default swap clearing in December that will further expand our clearing capabilities into the over-the-counter markets. Overall, we have built a strong foundation for growth as the economy continues to stabilize.”

CME Group Inc. Fourth-Quarter and Full-Year 2009 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q4 FY09	Q4 FY08	Y/Y	FY09	FY08	Y/Y
Revenues	$667	$692	-4%	$2,613	$2,561	2%
Expenses	$265	$274	-3%	$1,024	$979	5%
Operating Income	$402	$418	-4%	$1,589	$1,582	0%
Operating Margin %	60.3%	60.4%		60.8%	61.8%
Net Income	$203	$62	226%	$826	$715	15%
Diluted EPS	$3.04	$0.93	227%	$12.41	$12.13	2%

Pro Forma Non-GAAP

($s in millions, except per share)	Q4 FY09	Q4 FY08	Y/Y	FY09	FY08	Y/Y
Revenues	$667	$692	-4%	$2,613	$3,052	-14%
Expenses	$258	$262	-2%	$998	$1,090	-8%
Operating Income	$409	$430	-5%	$1,615	$1,962	-18%
Operating Margin %	61.3%	62.1%		61.8%	64.3%
Net Income	$225	$239	-6%	$885	$1,083	-18%
Diluted EPS	$3.37	$3.58	-6%	$13.29	$16.16	-18%

NOTE: See the CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail related to the adjustments made to reach the pro forma results.

Fourth-quarter 2009 average daily volume was 10.2 million contracts, down 1 percent compared with fourth-quarter 2008. Pro forma clearing and transaction fee revenue was $557 million, down 3 percent from $573 million in fourth-quarter 2008, but up 3 percent from third-quarter 2009. The total pro forma average rate per contract for CME Group decreased 2 percent from fourth-quarter 2008 to 85 cents, but increased 2 percent compared with 83 cents in third-quarter 2009. Quotation data fees were down 6 percent to $82 million in the fourth quarter due primarily to a decrease in screen counts, but up 1 percent from the prior quarter.

Fourth-quarter 2009 pro forma non-operating expense was $27 million, driven primarily by interest expense and borrowing costs of $31 million related to the NYMEX acquisition, which was partially offset by $6 million of investment income. Additionally, the fourth-quarter 2009 effective tax rate was 41.2 percent, up slightly from 40.7 percent in fourth-quarter 2008.

As of December 31, the company had $303 million of cash and marketable securities and $2.3 billion of debt. During the quarter, the company paid down approximately $225 million of debt.

Dividend

CME Group Inc. declared a first-quarter dividend of $1.15 cents per share, payable March 25, 2010, to shareholders of record March 10, 2010.

CME Group will hold a conference call to discuss fourth-quarter 2009 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives marketplace. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. By acting as the buyer to every seller and the seller to every buyer, CME Clearing virtually eliminates counterparty credit risk. CME Clearing also offers financial safeguards to help mitigate systemic risk, providing the security and confidence market participants need to operate, invest and grow. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex, E-mini and CME ClearPort are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade, Inc. are trademarks of the Board of Trade of the City of Chicago. NYMEX and New York Mercantile Exchange are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to generate revenues from our processing services; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing ; changes in government policy, including policies related to common or directed clearing and changes as a result of legislation stemming from the recent financial crisis, including the proposed regulatory reform of the over-the-counter derivatives and futures market and any changes in the regulation of our industry with respect to speculative trading in commodity interests and derivative contracts; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political and market conditions, including the recent volatility of the capital and credit markets and the impact of current economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$260.6	$297.9
Collateral from securities lending	—	426.9
Marketable securities, including pledged securities	42.6	310.1
Accounts receivable, net of allowance	248.3	234.0
Other current assets	165.6	189.1
Cash performance bonds and security deposits	5,981.9	17,653.5

Total current assets	6,699.0	19,111.5
Property, net of accumulated depreciation and amortization	738.5	707.2
Intangible assets—trading products	16,982.0	16,982.0
Intangible assets—other, net of accumulated amortization	3,246.5	3,369.4
Goodwill	7,549.2	7,519.2
Other assets	435.8	469.4

Total Assets	$35,651.0	$48,158.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$46.7	$71.0
Payable under securities lending agreements	—	456.8
Short-term debt	299.8	249.9
Other current liabilities	195.2	211.8
Cash performance bonds and security deposits	5,981.9	17,653.5

Total current liabilities	6,523.6	18,643.0
Long-term debt	2,014.7	2,966.1
Deferred tax liabilities	7,645.9	7,728.3
Other liabilities	165.8	132.7

Total Liabilities	16,350.0	29,470.1
Shareholders’ equity	19,301.0	18,688.6

Total Liabilities and Shareholders’ Equity	$35,651.0	$48,158.7

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues
Clearing and transaction fees	$556.7	$573.1	$2,161.9	$2,115.4
Quotation data fees	82.1	87.2	331.1	279.5
Processing services	0.2	0.2	0.5	54.1
Access and communication fees	11.1	11.4	45.6	43.6
Other	17.4	19.9	73.7	68.4

Total Revenues	667.5	691.8	2,612.8	2,561.0

Expenses
Compensation and benefits	89.0	86.2	351.0	317.6
Communications	11.5	13.2	47.0	52.3
Technology support services	11.5	12.6	46.2	59.6
Professional fees and outside services	23.2	24.1	85.1	71.9
Amortization of purchased intangibles	30.6	35.5	125.1	98.7
Depreciation and amortization	32.9	34.4	126.3	137.3
Occupancy and building operations	19.0	18.5	76.3	71.4
Licensing and other fee agreements	21.7	25.5	89.2	70.3
Restructuring	0.1	2.7	5.3	4.8
Other	25.5	21.2	72.2	94.9

Total Expenses	265.0	273.9	1,023.7	978.8

Operating Income	402.5	417.9	1,589.1	1,582.2

Non-Operating Income and Expense
Investment income	6.1	4.1	28.5	45.5
Impairment of long-term investments	(23.6)	(274.5)	(46.0)	(274.5)
Gains (losses) on derivative investments	—	(0.3)	—	(8.1)
Securities lending interest income	—	6.1	2.8	38.3
Securities lending interest and other costs	—	(3.5)	(0.1)	(51.7)
Interest and other borrowing costs	(30.7)	(34.9)	(133.9)	(56.5)
Guarantee of exercise right privileges	4.3	—	4.3	12.8
Equity in losses of unconsolidated subsidiaries	(2.3)	(3.6)	(6.8)	(31.5)
Other income (expense)	—	(0.1)	(0.4)	(8.5)

Total Non-Operating	(46.2)	(306.7)	(151.6)	(334.2)

Income Before Income Taxes	356.3	111.2	1,437.5	1,248.0

Income tax provision	(153.7)	(49.1)	(611.7)	(532.5)

Net Income	$202.6	$62.1	$825.8	$715.5

Earnings per Common Share:
Basic	$3.05	$0.93	$12.44	$12.18
Diluted	3.04	0.93	12.41	12.13

Weighted Average Number of Common Shares:
Basic	66,446	66,731	66,366	58,738
Diluted	66,645	66,904	66,548	58,967

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues
Clearing and transaction fees	$556.7	$573.1	$2,161.9	$2,581.3
Quotation data fees	82.1	87.2	331.1	348.6
Processing services	0.2	0.2	0.5	1.8
Access and communication fees	11.1	11.4	45.6	44.4
Other	17.4	19.9	73.7	75.5

Total Revenues	667.5	691.8	2,612.8	3,051.6

Expenses
Compensation and benefits	88.6	87.2	346.5	364.7
Communications	11.5	13.2	47.0	55.5
Technology support services	11.5	12.6	46.2	65.2
Professional fees and outside services	21.1	20.2	77.3	76.4
Amortization of purchased intangibles	30.6	30.6	122.0	123.0
Depreciation and amortization	32.9	34.4	126.3	139.9
Occupancy and building operations	19.0	18.5	76.3	82.4
Licensing and other fee agreements	21.7	25.5	89.2	96.2
Other	21.2	20.1	66.7	86.4

Total Expenses	258.1	262.3	997.5	1,089.7

Operating Income	409.4	429.5	1,615.3	1,961.9

Non-Operating Income and Expense
Investment income	5.7	7.8	24.0	62.5
Gains (losses) on derivative investments	—	(0.5)	—	(0.3)
Securities lending interest income	—	6.1	2.8	52.8
Securities lending interest and other costs	—	(1.0)	(0.1)	(45.7)
Interest and other borrowing costs	(30.7)	(34.8)	(133.9)	(149.1)
Equity in losses of unconsolidated subsidiaries	(2.3)	(3.7)	(6.8)	(20.9)

Total Non-Operating	(27.3)	(26.1)	(114.0)	(100.7)

Income Before Income Taxes	382.1	403.4	1,501.3	1,861.2

Income tax provision	(157.5)	(164.1)	(616.8)	(777.8)

Net Income	$224.6	$239.3	$884.5	$1,083.4

Earnings per Diluted Common Share	$3.37	$3.58	$13.29	$16.16

Weighted Average Number of Diluted Common Shares(1)	66,645	66,904	66,548	67,022

Note: All pro forma results for CME Group assume the acquisition of NYMEX was completed as of the beginning of the period presented. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on all of the adjustments made to reach the pro forma results.

(1)	Weighted average number of diluted common shares includes merger-related shares converted or issued for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP Results
Revenues	$667.5	$691.8	$2,612.8	$2,561.0
Expenses	265.0	273.9	1,023.7	978.8

Operating income	402.5	417.9	1,589.1	1,582.2

Non-operating income and expense	(46.2)	(306.7)	(151.6)	(334.2)

Income before income taxes	356.3	111.2	1,437.5	1,248.0
Income tax provision	(153.7)	(49.1)	(611.7)	(532.5)

Net Income	$202.6	$62.1	$825.8	$715.5

Pro Forma Adjustments
Revenues:
NYMEX pre-merger revenue	$—	$—	$—	$544.0
Intercompany revenue elimination(1)	—	—	—	(45.7)
FXMarketSpace write down	—	—	—	(7.7)

Total Pro Forma Revenue Adjustment	—	—	—	490.6

Expenses:
NYMEX pre-merger expense	—	—	—	229.2
Intercompany expense elimination (1)	—	—	—	(45.8)
Deferred compensation gain/loss reclass(2)	(0.4)	3.7	(4.5)	8.2
Swapstream write down	—	—	(0.3)	(14.3)
Amortization of intangibles (3)	—	(5.0)	(2.8)	27.6
Depreciation adjustment from building life change (4)	—	—	—	4.0
Loss on sale of metals	—	—	—	(2.8)
FXMarketSpace write down	—	—	—	(2.6)
Litigation settlements	(3.9)	—	(3.9)	—
Other (5)	(2.6)	(10.3)	(14.7)	(92.6)

Total Pro Forma Expense Adjustment	(6.9)	(11.6)	(26.2)	110.9

Adjustment to operating income	6.9	11.6	26.2	379.7

Non-operating income and expense:
NYMEX premerger non-operating income	—	—	—	32.4
Interest on debt acquired for NYMEX deal	—	—	—	(88.6)
Deferred compensation gain/loss reclass(2)	(0.4)	3.7	(4.5)	8.2
Equity investment unusual gain/loss(6)	—	—	—	(14.7)
Securities lending writedown	—	2.5	—	18.2
ERP Guarantee (7)	(4.3)	(0.1)	(4.3)	(12.9)
BM&F Bovespa (8)	—	274.5	—	290.9
Green Exchange(9)	—	—	0.4	—
IMAREX impairment	—	—	22.4	—
DME impairment	23.6	—	23.6	—

Total Pro Forma Non-Operating Income and Expense Adjustment	18.9	280.6	37.6	233.5

Adjustment to income before income taxes	25.8	292.2	63.8	613.2
Adjustment to income tax provision	(3.8)	(115.0)	(5.1)	(245.3)

Adjustment to net income	$22.0	177.2	$58.7	$367.9

Pro Forma Non-GAAP Results
Revenues	$667.5	$691.8	$2,612.8	$3,051.6
Expenses	258.1	262.3	997.5	1,089.7

Operating income	409.4	429.5	1,615.3	1,961.9

Non-operating income and expense	(27.3)	(26.1)	(114.0)	(100.7)

Income before income taxes	382.1	403.4	1,501.3	1,861.2
Income tax provision(10)	(157.5)	(164.1)	(616.8)	(777.8)

Net Income	$224.6	$239.3	$884.5	$1,083.4

Notes:

(1)	Eliminate processing services provided prior to the NYMEX acquisition.
(2)	Remove gains and losses related to a deferred compensation plan that are recorded in compensation with a corresponding offset in investment income.
(3)	Add amortization of intangible assets recorded in purchase of NYMEX.
(4)	Adjust depreciation for changes in value and useful life of building acquired from NYMEX.
(5)	Reverse effect of restructuring, accelerated depreciation, integration and legal expenses related to the merger with CBOT and the acquisition of NYMEX. Also removes other merger-related transaction costs that were expensed and transaction costs related to the acquisition of CMA.
(6)	Write-down of Optionable as well as a gain related to TSX Group.
(7)	Reverse impact of exercise right privilege guarantee.
(8)	Effect of impairment of BM&F Bovespa investment in Q408 and the reversal derivative gains/losses and transaction costs related to the BM&F/Bovespa investment.
(9)	Reverse transaction costs related to the investment in Green Exchange.
(10)	Pro forma adjustments are tax effected at CME Group's estimated statutory tax rate.

CME Group Inc.

Quarterly Operating Statistics

	4Q 2008	1Q 2009	2Q 2009	3Q 2009	4Q 2009
Trading Days	64	61	63	64	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (Legacy CME, CBOT, NYMEX and COMEX combined, in thousands)

Product Line	4Q 2008	1Q 2009	2Q 2009	3Q 2009	4Q 2009
Interest rates	3,692	3,843	4,389	4,422	4,368
Equities	3,993	3,537	2,988	2,656	2,514
Foreign exchange	481	507	568	660	754
Energy (including ClearPort)	1,290	1,524	1,396	1,484	1,564
Commodities & alternative investments	691	685	818	708	750
Metals (including ClearPort)	184	215	190	201	292

Total	10,331	10,311	10,349	10,132	10,243

Venue
Open outcry	1,456	1,338	1,431	1,264	1,210
Electronic	8,272	8,223	8,266	8,267	8,399
Privately negotiated	168	164	173	147	170

Exchange-traded Total	9,895	9,726	9,871	9,679	9,779
CME ClearPort	436	586	478	453	464

Total	10,331	10,311	10,349	10,132	10,243

Average Rate Per Contract (RPC)

CME Group RPC (Legacy CME, CBOT, NYMEX and COMEX combined)

Product Line	4Q 2008	1Q 2009	2Q 2009	3Q 2009	4Q 2009
Interest rates	$0.569	$0.532	$0.525	$0.505	$0.509
Equities	0.748	0.716	0.712	0.722	0.733
Foreign exchange	0.894	0.918	0.901	0.853	0.816
Energy (including ClearPort)	1.773	1.608	1.653	1.694	1.606
Commodities & alternative investments	1.154	1.108	1.130	1.199	1.278
Metals (including ClearPort)	1.879	1.858	1.808	1.849	1.872

Average RPC	$0.866	$0.839	$0.823	$0.834	$0.849

Venue
Exchange-traded	$0.801	$0.777	$0.765	$0.765	$0.783
CME ClearPort	2.352	1.874	2.031	2.304	2.236

Note: All CME Group volume and rate per contract data is based upon pro forma results, including the operations of CME Group and NYMEX as if they were combined for the entire period reported. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes HuRLO products and credit default swap clearing.

Note: Average daily volume and rate per contract figures for prior periods have been revised due to standardizing NYMEX reporting conventions to follow CME Group's treatment of post-trade transactions such as exercises, assignments and deliveries.